UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 19, 2023

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2023, the Board of Managers (the “Board”) of South Dakota Soybean Processors, LLC (the “Company”) appointed Carl Odde as Chief Operating Officer, and John Prohaska as VP of Processing, effective October 1, 2023. They will both report to Thomas Kersting, Chief Executive Officer, of the Company.
Mr. Odde, who is 43 years old, began working for the Company in 2003 as a Project Manager. He was later promoted to Engineering Manager in 2007 where he has been responsible for overseeing the Company's daily engineering tasks necessary to operate the crush facilities. Mr. Odde holds a Bachelor of Science degree in Agricultural Systems Technology from South Dakota State University, Brookings, South Dakota.
Mr. Prohaska, who is 58 years old, began working for the Company in 1996 as the Operations Coordinator. He was later promoted to Engineering Coordinator in 2001, Engineering Manager in 2004, and Operations Group Manager in 2007 where he has been responsible for overseeing the Company's soybean processing and refining facilities. Prior to joining the Company, Mr. Prohaska was employed as Special Projects Manager with AGP. Mr. Prohaska holds a Bachelor of Science degree in Mechanized Agriculture and a minor in Agronomy, from South Dakota State University, Brookings, South Dakota.
Messrs. Odde and Prohaska have no written employment agreement with the Company and are at-will employees. Mr. Odde's annual salary will be $250,000, and Mr. Prohaska's annual salary will be $225,000. They will both continue to participate in the Company's profit-based incentive plan and benefit programs, under the same terms and conditions as all other employees.
There are no arrangements or understandings between Messrs. Odde and Prohaska and any other persons pursuant to which they were appointed as Chief Operating Officer and VP of Operations of the Company. They have no family relationships with the Company’s managers or other executive officers and are not involved in any transaction, or any proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: September 22, 2023	/s/ Thomas Kersting
Thomas Kersting, Chief Executive Officer